                                                                  EXHIBIT 11


                              ENGINEERED SUPPORT SYSTEMS, INC.
                 EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                           (IN THOUSANDS, EXCEPT PER SHARE DATA)

Year Ended October 31                               2005               2004              2003
----------------------------------------------------------------------------------------------
Net Income
    Continuing operations                         $87,249            $75,909           $43,283
    Discontinued operations                        (2,073)                                 125
                                                  -------            -------           -------
       Total                                      $85,176            $75,909           $43,408
                                                  =======            =======           =======


BASIC EARNINGS PER SHARE
    Average basic shares outstanding               41,329             38,987            36,305
                                                  =======            =======           =======

    Continuing operations                         $  2.11            $  1.95           $  1.19
    Discontinued operations                         (0.05)
                                                  -------            -------           -------
       Total                                      $  2.06            $  1.95           $  1.19
                                                  =======            =======           =======

DILUTED EARNINGS PER SHARE
    Average basic shares outstanding               41,329             38,987            36,305
    Net effect of dilutive stock options (1)        1,903              2,812             2,452
                                                  -------            -------           -------
    Average diluted shares outstanding             43,232             41,799            38,757
                                                  =======            =======           =======

    Continuing operations                         $  2.02            $  1.82           $  1.12
    Discontinued operations                         (0.05)
                                                  =======            =======           =======
       Total                                      $  1.97            $  1.82           $  1.12
                                                  =======            =======           =======

(1) Based on the treasury stock method
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

NOTE: On April 15, 2005 and October 31, 2003, ESSI effected 3-for-2 stock splits in the form of 50% stock dividends. All share and per share amounts included on this schedule reflect these stock splits.